Exhibit 99.1

REX American Resources Corporation

Pro Forma Consolidated (unaudited) Financial Information

On June 1, 2015, Patriot Holdings, LLC (“Patriot”) and a subsidiary of CHS Inc. (“CHS”) completed a merger that resulted in CHS acquiring 100% of the ownership interest in Patriot. REX American Resources Corporation owned a 26.6% interest in Patriot.

The Company received a cash payment of approximately $45.5 million at the closing, representing its proportionate share of the merger proceeds. Assuming the full payment of escrow holdbacks, the Company would receive an additional amount of approximately $5.0 million within 18 months of the closing.

The data in the unaudited pro forma consolidated statements of operations for the year ended January 31, 2015 and the three months ended April 30, 2015 assumes that the merger was completed on February 1, 2014. The unaudited pro forma consolidated balance sheet as of April 30, 2015 gives effect to the merger as if it had occurred on April 30, 2015.

The unaudited pro forma consolidated financial information has been derived from the application of pro forma adjustments to the historical consolidated financial statements of the Company. The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the merger occurred as of the beginning of the periods presented or at the balance sheet date presented, nor is it necessarily indicative of future financial position or results of operations. The pro forma adjustments give effect to the preliminary estimated classification of the escrow proceeds. The pro forma adjustments are based upon available information and certain assumptions we believe are reasonable.

The unaudited pro forma consolidated financial information includes historical financial information for the Company. The Company’s historical consolidated balance sheet as of April 30, 2015 and its historical consolidated statement of operations for the three months ended April 30, 2015 were taken from the unaudited consolidated condensed financial statements in the Company’s quarterly report on Form 10-Q for the quarter ended April 30, 2015. The Company’s historical consolidated statement of operations for the year ended January 31, 2015 was taken from the audited consolidated financial statements in the Company’s most recent annual report on Form 10-K for the year ended January 31, 2015.

The unaudited pro forma financial information should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company included on Form 10-Q for the quarter ended April 30, 2015 and Form 10-K for the year ended January 31, 2015.

PF-1

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Unaudited Pro Forma Consolidated Condensed Balance Sheet

As of April 30, 2015

(Amounts in Thousands)

	Historical	Pro Forma Adjustments		Pro Forma Consolidated
Assets
Current assets:
Cash and cash equivalents	$141,886	$45,476	(1)	$187,362
Accounts receivable	9,928	2,886	(1)	12,814
Inventory	19,566	—		19,566
Refundable income taxes	843	—		843
Prepaid expenses and other	6,116	—		6,116
Deferred taxes, net	2,363	—		2,363
Total current assets	180,702	48,362		229,064
Property and equipment, net	190,310	—		190,310
Other assets	6,155	2,114	(1)	8,269
Equity method investments	78,200	(37,005	)(2)	41,195
Total assets	$455,367	$13,471		$468,838

Liabilities and equity:
Current liabilities:
Accounts payable, trade	$6,778	$—		$6,778
Accrued expenses and other current liabilities	6,746	5,119	(3)	11,865
Total current liabilities	13,524	5,119		18,643
Long-term liabilities:
Deferred taxes	42,768	—		42,768
Other long-term liabilities	1,672	—		1,672
Total long-term liabilities	44,440	—		44,440
Equity:
REX shareholders’ equity:
Common stock	299	—		299
Paid-in capital	144,791	—		144,791
Retained earnings	448,365	8,352	(4)	456,717
Treasury stock	(239,557)	—		(239,557)
Total REX shareholders’ equity	353,898	8,352		362,250
Noncontrolling interests	43,505	—		43,505
Total equity	397,403	8,352		405,755
Total liabilities and equity	$455,367	$13,471		$468,838

See notes to pro forma consolidated financial information.

PF-2

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Unaudited Pro Forma Consolidated Condensed Statements Of Operations

For the Three Months Ended April 30, 2015

(Amounts in Thousands)

	Historical	Pro Forma Adjustments		Pro Forma Consolidated

Net sales and revenue	$105,197	$—		$105,197
Cost of sales	96,070	—		96,070
Gross profit	9,127	—		9,127
Selling, general and administrative expenses	(4,453)	—		(4,453)
Equity in income of unconsolidated affiliates	1,480	(472	)(5)	1,008
Gain on disposal of property and equipment, net	483	—		483
Interest and other income	218	—		218
Interest expense	—	—		—
Income from continuing operations before income taxes	6,855	(472)		6,383
Provision for income taxes	(2,416)	179	(3)	(2,237)
Income from continuing operations	4,439	(293)		4,146
Income from discontinued operations, net of tax	—	—		—
Net income	4,439	(293)		4,146
Net income attributable to noncontrolling interests	(512)	—		(512)
Net income attributable to REX common shareholders	$3,927	$(293)		$3,634

Weighted average shares outstanding – basic	7,900	—		7,900

Basic income per share from continuing operations attributable to REX common shareholders	$0.50	$(0.04)		$0.46
Basic income per share from discontinued operations attributable to REX common shareholders	—	—		—
Basic net income per share attributable to REX common shareholders	$0.50	$(0.04)		$0.46

Weighted average shares outstanding – diluted	7,900	—		7,900

Diluted income per share from continuing operations attributable to REX common shareholders	$0.50	$(0.04)		$0.46
Diluted income per share from discontinued operations attributable to REX common shareholders	—	—		—
Diluted net income per share attributable to REX common shareholders	$0.50	$(0.04)		$0.46

Amounts attributable to REX common shareholders:
Income from continuing operations, net of tax	$3,927	$(293)		$3,634
Income from discontinued operations, net of tax	—	—		—
Net income	$3,927	$(293)		$3,634

See notes to pro forma consolidated financial information.

PF-3

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Unaudited Pro Forma Consolidated Condensed Statements Of Operations

For the Year Ended January 31, 2015

(Amounts in Thousands)

	Historical	Pro Forma Adjustments		Pro Forma Consolidated

Net sales and revenue	$572,230	$—		$572,230
Cost of sales	430,291	—		430,291
Gross profit	141,939	—		141,939
Selling, general and administrative expenses	(19,422)	—		(19,422)
Equity in income of unconsolidated affiliates	32,229	(14,038	)(5)	18,191
Interest and other income	369	—		369
Interest expense	(2,074)	—		(2,074)
Loss on disposal of real estate and property and equipment, net	(238)	—		(238)
Loss on derivative financial instruments	(1)	—		(1)
Income from continuing operations before income taxes	152,802	(14,038)		138,764
Provision for income taxes	(49,649)	5,334	(3)	(44,315)
Income from continuing operations	103,153	(8,704)		94,449
Income from discontinued operations, net of tax	234	—		234
Gain on disposal of discontinued operations, net of tax	327	—		327
Net income	103,714	(8,704)		95,010
Net income attributable to noncontrolling interests	(16,377)	—		(16,377)
Net income attributable to REX common shareholders	$87,337	$(8,704)		$78,633

Weighted average shares outstanding – basic	8,109	—		8,109

Basic income per share from continuing operations attributable to REX common shareholders	$10.70	$(1.07)		$9.63
Basic income per share from discontinued operations attributable to REX common shareholders	0.03	—		0.03
Basic income per share on disposal of discontinued operations attributable to REX common shareholders	0.04	—		0.04
Basic net income per share attributable to REX common shareholders	$10.77	$(1.07)		$9.70

Weighted average shares outstanding – diluted	8,118	—		8,118

Diluted income per share from continuing operations attributable to REX common shareholders	$10.69	$(1.07)		$9.62
Diluted income per share from discontinued operations attributable to REX common shareholders	0.03	—		0.03
Diluted income per share on disposal of discontinued operations attributable to REX common shareholders	0.04	—		0.04
Diluted net income per share attributable to REX common shareholders	$10.76	$(1.07)		$9.69

Amounts attributable to REX common shareholders:
Income from continuing operations, net of tax	$86,776	$(8,704)		$78,072
Income from discontinued operations, net of tax	561	—		561
Net income	$87,337	$(8,704)		$78,633

See notes to pro forma consolidated financial information.

PF-4

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Notes to Pro Forma Consolidated Financial Information (unaudited)

(Amounts in Thousands)

Note 1 Represents cash proceeds of approximately $45.5 million received at the closing of the merger as well as estimated escrowed funds to be received within the next 18 months of approximately $5.0 million.

Note 2 Represents the carrying value of the investment in Patriot using the equity method of accounting.

Note 3 A tax rate of 38%, which approximates REX’s statutory rate for the year ended January 31, 2015 and for the three months ended April 30, 2015, was used to calculate related income tax effects of the pro forma adjustments.

Note 4 Represents the estimated gain, net of tax, from the sale of the Company’s interest in Patriot. It is estimated that approximately $5.0 million of the gain will be held in escrowed accounts for up to eighteen months.

Note 5 Equity in income of unconsolidated affiliates in the Consolidated Pro Forma Statements of Operations has been adjusted for historical amounts the Company reported as its share of Patriot’s earnings using the equity method of accounting.

PF-5